UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock Purchase Agreement

On January 13, 2012, PositiveID Corporation, a Delaware corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), under which Ironridge is committed to purchase for cash $500,000 in shares of the Company’s redeemable, convertible Series H Preferred Stock (the “Series H Stock”) at $1,000 per share of Series H Stock.

Each share of Series H Stock is convertible into shares of the Company’s common stock at any time by the holder at a conversion price of $0.15.  The Series H Stock will accrue dividends in the amount of 4.5% per annum, subject to increase if the closing price of the Company’s common stock falls below $0.125 per share, up to a maximum rate of 10% per annum.  The dividends are payable quarterly, at the Company’s option, in cash or shares of the Company’s common stock.  The holder of the Series H Stock may convert the Series H Stock into shares of the Company’s common stock at any time at an initial conversion price of $0.15 per common share plus a make-whole adjustment equal to accrued but unpaid dividends and dividends that otherwise would be due through the 10th anniversary of the Series H Stock.  The Company may convert the Series H Stock if the closing price of the Company’s common stock exceeds 200% of the conversion price, and certain other conditions are met. The holder will be prohibited, however, from converting the Series H  Stock into shares of the Company’s common stock if, as a result of such conversion, the holder together with its affiliates, would own more than 9.99% of the total number of shares of the Company’s common stock then issued and outstanding.

Ironridge's obligation to purchase the Series H Stock is subject to satisfaction of certain closing conditions, including (i) that the Company’s common stock is listed for and trading on a trading market (as such term is defined in the Preferred Stock Agreement), (ii) no uncured default exists under the Preferred Stock Agreement, and (iii) the Company’s representations and warranties set forth in the Preferred Stock Agreement are true and correct in all material respects.

The Company is making the offering of Series H Stock  and the shares of common stock issuable upon conversion of, and payable as dividends on, the Series H Stock pursuant to a shelf registration statement on Form S-3 (Registration No. 333-165849) declared effective by the Securities and Exchange Commission (“SEC”) on April 12, 2010.

 A copy of the Preferred Stock Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of certain terms of the Preferred Stock Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Preferred Stock Agreement.

Certificate of Designations for Series H Preferred Stock

On January 12, 2012, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series H Stock (the “Series H Certificate of Designations”) with the Secretary of State of the State of Delaware and the number of shares so designated is 500, par value $0.001 per share, which shall not be subject to increase without the consent of the holders of the Series H Preferred Stock.  A summary of the Series H Certificate of Designations is set forth below:

Ranking and Voting.

The Series H Stock ranks, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, (1) senior with respect to dividends and pari passu in right of liquidation to the Company’s common stock, (2) junior in right of dividends and liquidation with respect to the Series C Preferred Stock, (3) pari passu in right of dividends and liquidation with respect to the Series F Preferred Stock and (4) junior to the Company’s existing and future indebtedness.  Shares of Series H Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series H Stock will be required to amend the terms of the Series H Stock or to create or issue any shares of any other series of preferred stock which would rank senior or pari passu with the Series H Stock.  There are no sinking-fund provisions applicable to the Series H Stock.

Dividends and Other Distributions.

Commencing on the date of issuance of any such shares of Series H Stock, holders of Series H Stock are entitled to receive quarterly dividends on each outstanding share of Series H Stock, which are payable, at the Company’s option, in cash or shares of the Company’s common stock at a rate equal to 4.5% per annum from the date of issuance. Accrued dividends are payable on the last business day of each calendar quarter and upon redemption of the Series H Stock.  The dividend rate will adjust upward by 98.2350 basis points for each $0.01 that the price of the Company’s common stocks falls below $0.125 per share, up to a maximum rate of 10% per annum.

Liquidation.

Upon any liquidation, dissolution or winding up after payment or provision for payment of the Company’s debts and other liabilities and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Series H Stock shall first be entitled to be paid out of the Company’s assets available for distribution to the Company’s stockholders an amount with respect to the Series H Liquidation Value, as defined below, after which any of the Company’s remaining assets will be distributed among the holders of its other class or series of stock in accordance with its Certificates of Designations and Second Amended and Restated Certificate of Incorporation, as amended.

Conversion.

The Series H Stock is convertible into shares of the Company’s common stock at holder's option at any time from the date of issuance of the Series H Stock.  If holder elects to convert, the Company will issue that number of shares of its common stock equal to the Early Redemption Price, as defined below, multiplied by the number of shares subject to conversion, divided by the conversion price of $0.15 (“Series H Conversion Price”).  There are no resets, ratchets or anti-dilution provisions that adjust the Series H Conversion Price other than the customary adjustments for stock splits.

The Company may convert the Series H Stock into common stock if the closing price of the Company’s common stock exceeds 200% of the Series H Conversion Price for any consecutive 20 trading days and the following equity conditions are met:

•

on each day during the period beginning 30 trading days before the date the Company gives the holder notice of conversion and ending 30 trading days after the date of the conversion notice (the “Equity Conditions Measuring Period”) the Company’s common stock is designated for quotation on a trading market and has not been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

•

during the Equity Conditions Measuring Period, the Company has delivered shares issuable upon all conversions or redemptions of the Series H Stock in accordance with their terms to the holder on a timely basis;

•

the Company has no knowledge of any fact that would cause both the registration statement not to be effective and available for the issuance of the conversion shares, Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) not to be available for the issuance of the conversion shares and Securities Act Rule 144 not to be available for the resale of all the conversion shares underlying the Series H Stock;

•

a minimum of $500,000 in aggregate trading volume has traded on the trading market during the 20 trading dates prior to the date of determination; and

•

the Company otherwise in compliance with and shall not have breached any provision, covenant, representation or warranty of any transaction document.

Upon such conversion, the Company will issue that number of shares of the Company’s common stock equal to the Early Redemption Price, as defined below, multiplied by the number of shares subject to conversion, divided by the Series H Conversion Price.

Redemption.

The Company may redeem any or all of the Series H Stock for cash at any time after the tenth anniversary of the issuance date at the redemption price per share (the “Series H Redemption Price”), equal to $1,000 per share of Series H Stock, plus any accrued but unpaid dividends with respect to such shares of Series H Stock (the “Series H Liquidation Value”).  Prior to the tenth anniversary of the issuance of the Series H Stock, the Company may, at its option, redeem the shares at any time after the issuance date at a price per share equal to the Series H Liquidation Value plus the total cumulative amount of dividends that otherwise would have been payable through the tenth anniversary of the issuance date, less any dividends that have been paid (the “Early Redemption Price”).

In addition, if the Company determines to liquidate, dissolve or wind-up the Company’s business, or engage in any liquidation event, it must redeem the Series H Stock at the applicable Early Redemption Price.

The Company cannot issue any shares of common stocks upon conversion of the Series H Stock if it would result in the holder being deemed to beneficially own, within the meaning of Section 13(d) of the Securities Exchange Act, more than 9.99% of the total shares of common stock then outstanding.

A copy of the Series H Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K. The description of certain terms of the Series H Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Series H Certificate of Designations.

Securities Purchase Agreement

On January 13, 2011, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Ironridge whereby Ironridge agreed to purchase up to $10,000,000 of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by the Company and Ironridge is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Securities Purchase Agreement, Ironridge will not be obligated to purchase shares of the Company’s common stock unless and until certain conditions are met, including but not limited to the SEC declaring effective a Registration Statement (the “Registration Statement”) on Form S-1 and the Company maintaining an effective Registration Statement which registers Ironridge’s resale of any shares purchased by it under the equity drawdown facility, including the Commitment Fee Shares and Success Fee Shares (each as defined below). The customary terms and conditions associated with Ironridge’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on January 13, 2012 (the “Registration Rights Agreement”).

Fifteen (15) trading days after the Registration Statement is declared effective, the Company has the right to sell and issue to Ironridge, and Ironridge will be obligated to purchase from the Company, up to $10,000,000 of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”). The Company will do continuous draw downs of 1,000,000 shares under the equity line of credit until the Company sends a notice suspending the draw down notice. The draw down pricing period is the number of consecutive trading days necessary for 3 million shares of the Company’s stock to trade. Only one draw down will be allowed in each draw down pricing period. The purchase price for the shares will be 90% of the average of the daily volume-weighted average price (“VWAP”) on each trading day during the draw down pricing period preceding such current draw down pricing period, not to exceed the arithmetic average of any three daily VWAPs during the draw down pricing period preceding such current draw down pricing period. For purposes of a recommencement following a suspension, the purchase price shall mean the lower of the foregoing and the closing price of our common stock on the trading day prior to the recommencement date; and for purposes of the first draw down the purchase price shall mean the VWAP for the 15 consecutive trading days after the effective date of the Registration Statement. The Company will deliver the shares sold to Ironridge by the third trading day following the draw down pricing period. Ironridge is entitled to liquidated damages in connection with certain delays in the delivery of any draw down shares.

The Securities Purchase Agreement provides for a commitment fee to Ironridge of 1,500,000 shares of the Company’s common stock (the “Commitment Fee Shares”). In addition, on the earlier of (i) Ironridge purchasing more than $9,000,000 of the Company’s common stock, (ii) an aggregate of 60 trading days during which draw downs have been suspended has elapsed, or (iii) the end of the term of the Securities Purchase Agreement, the Company is obligated to deliver to Ironridge shares of its common stock equal to $500,000 divided by the lesser of (x) the closing price on the trading day immediately prior to the effective date of the Registration Statement or (y) the closing price on the trading day prior to the date Ironridge receives the shares (the “Success Fee Shares”); provided, however, that in the case of subsection (iii), the $500,000 shall be pro rated by the portion of $9,000,000 that was actually purchased by Ironridge.

Ironridge is entitled to customary indemnification from the Company for any losses or liabilities it suffers as a result of any breach by the Company of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any stockholder of the Company (except stockholders who are officers, directors or principal stockholders of the Company).

Conditions to Ironridge’s obligation to purchase shares including the following: trading in the Company’s common stock must not be suspended by the SEC or other applicable trading market; the Company must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ironridge must be paid in full; the Registration Statement must be effective with respect to Irornidge’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of the Company’s common stock; and the issuance must not cause Ironridge to own more than 9.99% of the then outstanding shares of the Company’s common stock.

The Securities Purchase Agreement will terminate if the Company’s common stock is not listed on one of several specified trading markets (which include the NYSE AMEX, OTC Bulletin Board and Pink Sheets, among others); if the Company files for protection from its creditors; or if the Registration Statement was not declared effective by the SEC by the 90th calendar day following stockholder approval of the Company’s amendment to its certificate of incorporation to increase its authorized shares of common stock (“Stockholder Approval”).  The Company may terminate the Securities Purchase Agreement with three days’ notice if Ironridge fails to fund any properly noticed draw down with five trading days.

The Securities Purchase Agreement also contains certain representations and warranties of the Company and Ironridge, including customary investment-related representations provided by Ironridge, as well as acknowledgements by Ironridge that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. The Company’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC.

Under the Registration Rights Agreement the Company granted to Ironridge certain registration rights related to the shares issuable in accordance with the Securities Purchase Agreement. Under the Registration Rights Agreement, the Company agreed to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Securities Purchase Agreement (the “Registrable Securities”). The Company agreed to file the initial registration statement with the SEC by January 31, 2012 and to cause such registration statement to be declared effective within 90 days following Stockholder Approval. The Company is also required to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. The Company also agreed to indemnify Ironridge and its affiliates against certain liabilities, including liabilities under the Securities Act. Ironridge has agreed to indemnify the Company and its affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Ironridge for inclusion in the Registration Statement covering the resale by Ironridge of shares sold to it under the Securities Purchase Agreement, subject to certain limitations.

The shares to be issued by the Company to Ironridge under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth provided for in Section 4(2) of the Act, and the rules promulgated by the SEC thereunder.

A copy of the Securities Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K. The description of certain terms of the Securities Purchase Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements.

ITEM 3.02. Unregistered Sales of Equity Securities.

The shares to be issued by the Company to Ironridge under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 1.01 of this report is incorporated into this Item 5.03 in its entirety.

On July 27, 2011, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series G Preferred Stock with the Secretary of State of the State of Delaware.  No shares of Series G Stock were ever issued.  On January 12, 2012, the Company filed a Certificate of Elimination of the Series G Preferred Stock with the Secretary of State of Delaware.

ITEM 7.01.  Other Events.

On January 11, 2012, the Company entered into a Contribution, Assignment and Assumption Agreement (the “Contribution Agreement”) with its wholly-owned subsidiary, PositiveID Animal Health Corporation (“Animal Health”), whereby the Company contributed certain assets and liabilities relating to its implantable passive radio-frequency identification microchip business (the “VeriChip Business”), as well as, all of its assets and liabilities relating to its Health Link business which is a patient-controlled, online repository to store personal health information (the “Health Link Business”).   The Company ceased actively marketing the VeriChip Business in January 2008 and the Health Link Business in September, 2010.  The term “VeriChip Business” does not include the GlucoChip, a glucose-sensing microchip, based on the Company’s proprietary intellectual property,  or any product or application involving blood glucose detection or diabetes management (the “Restricted Applications”).

On January 11, 2012, based on the unanimous recommendation of a special committee of independent directors of the Company and approval by the board, the Company entered into a Stock Purchase Agreement with VeriTeQ Acquisition Corporation (“VeriTeQ”), a Florida corporation owned and controlled by Scott R. Silverman, the Company’s former chairman and chief executive officer (the “Stock Purchase Agreement”), whereby VeriTeQ purchased all of the outstanding capital stock of Animal Health in exchange for a secured promissory note in the amount of $200,000 (the “Note”) and 4 million shares of common stock of VeriTeQ representing a 10% ownership interest.  The Note accrues interest at 5% per annum.  Payments under the Note begin January 11, 2013 and are due and payable monthly, and the Note matures on January 11, 2015. The Note is secured by substantially all of the assets of Animal Health pursuant to a Security Agreement dated January 11, 2012 (“Security Agreement”).

In connection with the Stock Purchase Agreement, the Company entered into a License Agreement with VeriTeQ dated January 11, 2012 (the “License Agreement”), whereby the Company granted VeriTeQ a non-exclusive, perpetual, non-transferable, license to utilize the Company’s bio-sensor implantable radio frequency identification (RFID) device that is protected under United States Patent No. 7,125,382, “Embedded Bio Sensor System” (the “Patent”) for the purpose of designing and constructing, using, selling and offering to sell products or services related to the VeriChip Business, but excluding the Restricted Applications.  The Company will receive royalties in the amount of ten percent (10%) on all gross revenues arising out of or relating to VeriTeQ’s sale of products, whether by license or otherwise, specifically relating to the Patent, and a royalty of twenty percent (20%) on gross revenues that are generated under that certain Development and Supply Agreement between the Company and Medical Components, Inc. (“Medcomp”) dated April 2, 2009.  The Company’s right to the Medcomp royalty payments terminate three (3) years following written clearance by the United States Food and Drug Administration of the Medcomp product that incorporates the VeriChip product.

The Company also entered into a Shared Services Agreement with VeriTeQ on January 11, 2012 (the “Shared Services Agreement”), whereby the Company will provide certain services to VeriTeQ in exchange for $30,000 per month.  The term of the Shared Services Agreement commences on the earlier of (i) commencement of due diligence by VeriTeQ on a merger or public shell target or (ii) February 1, 2012.  The first payment for such services is not payable until VeriTeQ receives gross proceeds of a financing of at least $500,000.

The description of certain terms of the Stock Purchase Agreement, the Note, the Security Agreement, the License Agreement, and the Shared Services Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements.  The Company plans to file such agreements as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2011.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series H Preferred Stock (included as part of Exhibit 10.1)
5.1	Legal Opinion of Holland & Knight LLP
10.1	Preferred Stock Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co. for Series H Preferred Stock
10.2	Securities Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co.
10.3	Registration Rights Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: January 13, 2012

/s/ William J. Caragol

William J. Caragol
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series H Preferred Stock (included as part of Exhibit 10.1)
5.1	Legal Opinion of Holland & Knight LLP
10.1	Preferred Stock Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co. for Series H Preferred Stock
10.2	Securities Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co.
10.3	Registration Rights Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co.